Exhibit 1.1

Maximum of 1,150,891 Shares

HOWARD BANCORP, INC.

AGENCY AGREEMENT

[                 ], 2012

Griffin Financial Group, LLC
607 Washington Street
Reading, Pennsylvania 19601

Ladies and Gentlemen:

Howard Bancorp, Inc., a Maryland corporation (the “Company”), and Howard Bank, a Maryland trust company operating as a commercial bank (the “Bank”), confirm their agreement with Griffin Financial Group, LLC (the “Agent”) with respect to the offer and sale by the Company of up to 1,150,891 common shares, $0.01 par value per share (the “Shares”).

The Company is offering up to 1,150,891 Shares in the following order of priority:

A.	to the holders of record of Shares (a “Record Date Holder”) at 5:00 p.m., Eastern Time, on February 27, 2012 (the “Record Date”), at a subscription price of $7.30 per Share (the “Subscription Price”); and

B.	to individuals and entities identified on Schedule I and the public on a best efforts (and not an underwritten) basis at the Subscription Price per share (the “Public Offer”).

Each Record Date Holder will receive one (1) non-transferable subscription right (“Rights”) for every one (1) Share held of record at 5:00 p.m., Eastern Time, on the Record Date. Each Right will enable the holder thereof to purchase from the Company 0.4359 Share (an “Underlying Share”) at the Subscription Price (the “Basic Subscription Privilege”). Each Record Date Holder who fully exercises his or her Basic Subscription Privilege also will be eligible to subscribe at the Subscription Price for Shares (the “Excess Shares”) not otherwise purchased pursuant to the exercise of the Basic Subscription Privilege up to the total number of Underlying Shares, subject to availability, acceptance of such subscription by the Company, pro ration, and reduction by the Company in certain circumstances (the “Oversubscription Option”). The offer and sale of the Underlying Shares pursuant to the exercise of the Basic Subscription Privilege and the Oversubscription Option are referred to herein as the “Rights Offering.”

Simultaneously, the Company will offer Shares to individuals and entities identified on Schedule I and the public in the Public Offer for a period that shall terminate seven (7) days after the expiration of the Rights Offering, subject to the right of the Company to earlier terminate the Public Offer. At the mutual option of the Company and the Agent, the period of the Public Offer may be extended for additional periods totaling not more than an additional sixty (60) days (i.e., for a total of sixty-seven (67) days after the expiration of the Rights Offering) or for such shorter period as the parties may determine. The Rights Offering and the Public Offer are together referred to herein as the “Offering,” and the Underlying Shares and the Shares sold to the public in the Public Offer are collectively referred to herein as the “Securities.”

Subject to availability, proration, acceptance of such subscription by the Company and reduction by the Company pursuant to the order of priority described above, subscribers in the Public Offer may purchase Shares by completing, dating and signing the subscription agreement that accompanies the prospectus and returning it to Griffin Financial Group at 607 Washington Street, Reading, Pennsylvania 19601-3503, Attn: Eric S. Magrisi, Senior Managing Director. Payment for the shares of common stock subscribed for in the public offer must accompany the subscription agreement and may be made by one of the following methods:

• check payable to “Howard Bancorp Escrow Account” in an amount equal to the subscription price of $7.30 per share multiplied by the number of shares of common stock subscribed for, drawn upon a United States bank, which check for payment must be delivered to the Agent with the completed subscription agreement in the manner instructed above; or

• by wire transfer of immediately available funds at the following account: ABA No. 061000104, further credit to Account No. 94423001321 at SunTrust Bank (the “Escrow Agent”), with an account name of “SunTrust Bank Escrow Services”. Any wire transfer should reference “Howard Bancorp Escrow Account” and clearly indicate the identity of the subscriber who is paying the subscription price by wire transfer. The Escrow Agent’s phone number is (804) 782-5400 and its address is:

Escrow Services

SunTrust Bank

919 E. Main Street

Richmond, VA 23219

Upon receipt by Agent on behalf of Howard Bancorp, the subscription agreement will become binding on and irrevocable by the subscriber. If the Public Offer is consummated, but some or all of the funds of a subscriber in the Public Offer are not accepted by the Company, those funds will be returned to such subscriber promptly after the applicable Closing Time, without interest. If the Public Offer is not consummated, funds in the account maintained by the Escrow Agent will be returned promptly, without interest, to the subscribers.

1. Representations and Warranties of the Company and the Bank.

(a) The Company represents and warrants to, and agrees with, the Agent that:

(i) A registration statement on Form S-1 (File No. 333—178204) (the “Initial Registration Statement”) in respect of the Securities has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to the Agent, and, excluding exhibits thereto, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; the Company has complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Securities Act, is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act in accordance with Section 3(a) hereof and deemed by virtue of Rule 430A under the Securities Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; and such final prospectus, in the form first filed pursuant to Rule 424(b) under the Securities Act, is hereinafter called the “Prospectus”). Any reference herein to the Registration Statement, any Preliminary Prospectus or to the Prospectus or to any amendment or supplement to any of the foregoing documents shall be deemed to refer to and include any documents incorporated by reference therein, and, in the case of any reference herein to the Prospectus, also shall be deemed to include any documents incorporated by reference therein and any supplements or amendments thereto filed with the Commission after the date of filing of the Prospectus under Rule 424(b) under the Securities Act;

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(ii) The agreement (the “Subscription Agent Agreement”) by and between the Company and Registrar and Transfer Company (the “Subscription Agent”) has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Subscription Agent, constitutes a legal, valid and binding obligation of the Company enforceable in accordance with its terms; the agreement by and among the Company, the Agent and the Escrow Agent (the “Escrow Agreement”) has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Agent and the Escrow Agent, constitutes a legal, valid and binding obligation of the Company enforceable in accordance with its terms;

(iii) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Agent expressly for use therein;

(iv) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder; on the effective date and at any Closing Time (as defined in Section 2 hereof), the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and when filed and at any Closing Time, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Agent expressly for use therein. Each Preliminary Prospectus and the Prospectus when filed, if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the Securities Act) was identical to the copy thereof delivered to the Agent;

(v) As of the Applicable Time (as defined below), neither (x) any Issuer-Represented General Use Free Writing Prospectuses issued at or prior to the Applicable Time and the Statutory Prospectus, all considered together (collectively, the “General Disclosure Package”), nor (y) any individual Issuer-Represented Limited-Use Free Writing Prospectus issued at or prior to the Applicable Time, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Agent expressly for use therein. As used in this paragraph and elsewhere in this Agreement:

(1) “Applicable Time” means 5:00 p.m. (Eastern Time) on the date of this Agreement.

(2) “Statutory Prospectus” as of any time means the most recent Preliminary Prospectus that is included in the Registration Statement immediately prior to the Applicable Time.

(3) “Issuer-Represented Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, relating to the Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act.

(4) “Issuer-Represented General Use Free Writing Prospectus” means any Issuer-Represented Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule II to this Agreement.

(5) “Issuer-Represented Limited-Use Free Writing Prospectus” means any Issuer-Represented Free Writing Prospectus that is not an Issuer-Represented General Use Free Writing Prospectus;

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(vi) Each Issuer-Represented Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the Company notified or notifies the Agent, did not, does not and will not include any information that conflicted, conflicts or will conflict in any material respect with the information contained in the Registration Statement; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Agent expressly for use therein;

(vii) The Company has not directly or indirectly distributed, and will not distribute any offering materials in connection with the offering and sale of the Securities other than any Preliminary Prospectus, the Prospectus and other materials, if any, permitted under the Securities Act and consistent with Section 3(a) below;

(viii) Neither the Company nor any of its Subsidiaries (as defined herein) has sustained since the date of the latest audited financial statements included in each of the General Disclosure Package and the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in each of the General Disclosure Package and the Prospectus; and, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, except as set forth or contemplated in each of the General Disclosure Package and the Prospectus, (A) there has not been any change in the capital stock or long-term debt of the Company or any of its Subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, business, prospects, financial position, stockholders’ equity or results of operations of the Company and its Subsidiaries taken as a whole or any development that would adversely affect the ability of the Company to validly issue the Securities or adversely affect the Company’s ability to perform the transactions contemplated by this Agreement (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its Subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its Subsidiaries, taken as a whole, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock; “Subsidiary” means any corporation, partnership, joint venture, limited liability company or other entity (A) of which such person or a subsidiary of such person is a general partner or (B) of which a majority of the voting securities or other voting interests, or a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or persons performing similar functions with respect to such entity, is directly or indirectly owned by such person and/or one or more subsidiaries thereof;

(ix) The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in each of the General Disclosure Package and the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries; and any real property and buildings held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries;

(x) The Company is a bank holding company registered under the Bank Holding Company Act of 1956, as amended, is approved to own Howard Bank, a Maryland trust company operating as a commercial bank, and has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland, with power and authority (corporate and other) to own its properties and conduct its business as described in each of the General Disclosure Package and the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to so qualify or be in good standing does not have, and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

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(xi) Each Subsidiary of the Company either has been duly incorporated and is validly existing as a corporation, has been duly formed and is validly existing as a limited liability company or has been duly chartered and is validly existing as a Maryland-chartered trust company (with all powers of a commercial bank), in each case in good standing or in full force and effect under the laws of the jurisdiction of its organization, with power and authority (as a corporation, limited liability company or trust company) to own its properties and conduct its business as described in each of the General Disclosure Package and the Prospectus, and has been duly qualified as a foreign entity for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to so qualify or be in good standing does not have, and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; the deposit accounts of the Bank are insured up to the applicable limits by the Federal Deposit Insurance Corporation (the “FDIC”); all of the issued shares of capital stock or membership interests, as applicable, of each Subsidiary of the Company have been duly authorized and validly issued and are fully paid and nonassessable and are owned, directly or through other Subsidiaries of the Company, by the Company, free and clear of any pledge, lien, encumbrance, claim or equity; the Company does not own or control, directly or indirectly, any corporation, association or other entity other than the Subsidiaries listed in Exhibit 21 to the Registration Statement. The Bank does not own or control, directly or indirectly, any corporation or association or other entity except as otherwise described in the General Disclosure Package and the Prospectus; the Bank is the only significant subsidiary, as such term is defined under Regulation S-X, of the Company;

(xii) The Company has an authorized capitalization as set forth in each of the General Disclosure Package and the Prospectus under the caption “Capitalization – As of December 31, 2011,” and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws and conform in all material respects to the description of the securities contained in each of the General Disclosure Package and the Prospectus; and no such shares were issued in violation of the preemptive or similar rights of any security holder of the Company;

(xiii) The Shares have been duly and validly authorized and, when issued, paid for and delivered as provided herein, will be duly and validly issued and fully paid and nonassessable and the terms and provisions of the Shares will conform in all material respects to the description of the Securities contained in each of the General Disclosure Package and the Prospectus;

(xiv) Except as described in each of the General Disclosure Package and the Prospectus, (A) there are no outstanding rights (contractual or otherwise), warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of, any shares of capital stock of or other equity interest in the Company and (B) there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act or otherwise register any securities of the Company owned or to be owned by such person;

(xv) The issue and sale of the Securities by the Company and the compliance by the Company and the Bank with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material contract, indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject (collectively, the “Agreements and Instruments”), nor will any such action (A) result in any violation of the provisions of the articles of incorporation or charter (as applicable) or the bylaws of the Company or any of its Subsidiaries or any applicable law, statute or any order, rule or regulation, which is material to the Company and its Subsidiaries taken as a whole, of any federal, state, local or foreign court, arbitrator, regulatory authority or governmental agency or body (each, a “Governmental Entity”) having jurisdiction over the Company or any of its Subsidiaries or any of their properties or (B) constitute a Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or other encumbrance upon any assets or operations of the Company or any Subsidiary pursuant to, any of the Agreements and Instruments; and no consent, approval, authorization, order, registration or qualification of or with any such Governmental Entity is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of the Securities, as may be required under the rules and regulations of the Financial Industry Regulatory Authority (“FINRA”) and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Subsidiary;

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(xvi) Neither the Company nor any of its Subsidiaries is (A) in violation of its articles of incorporation or charter, as applicable, or its bylaws or (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any of the Agreements and Instruments, except with respect to subsection (B) for such default that would not be reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

(xvii) The statements set forth in each of the General Disclosure Package and the Prospectus under the caption “Description of Capital Stock,” insofar as they purport to constitute a summary of the terms of the capital stock of the Company, and under the captions “Business,” “Market for Common Stock, Dividend Policy and Related Stockholder Matters,” and “Supervision and Regulation” are accurate and complete in all material respects;

(xviii) Upon completion of the Offering, the authorized equity capital of the Company will be within the range set forth in the Prospectus under the caption “Capitalization – Pro Forma.” The Securities to be sold in the Offering have been duly and validly authorized for issuance and, when issued and delivered by the Company against payment of the consideration therefor, the Securities will be duly and validly issued, fully paid and non-assessable and will be free and clear of any security interest, pledge, lien, encumbrance, claim or equity other than created by the purchaser thereof; and the issuance of the Securities will not be in violation of any preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any Securities pursuant to the Company’s articles of incorporation, charter or other governing documents or any agreement, plan or other instrument to which the Company is party or by which it is bound. The terms and provisions of the Securities conform and will conform in all material respects to the description thereof contained in the Prospectus and the certificates representing the Securities will conform with the requirements of applicable laws and regulations.

(xix) The financial statements included in each of the Registration Statement, the General Disclosure Package and the Prospectus, together with the supporting schedules, if any, and notes, present fairly the consolidated financial condition of the Company and its Subsidiaries at the dates indicated and the consolidated results of operations and cash flows of the Company and its Subsidiaries for the periods specified. Such financial statements and supporting schedules, if any, have been prepared in conformity with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved, except as otherwise noted therein. The summary selected financial data included in each of the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus. Pro forma financial statements are not required to be included in the Registration Statement, the General Disclosure Package or the Prospectus under the Securities Act, the rules and regulations thereunder or GAAP;

(xx) Each of the Company and its Subsidiaries maintains a system of accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with the management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (C) access to assets is permitted only in accordance with the management’s general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(xxi) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) and 15d-15(e) under the Exchange Act). Such disclosure controls and procedures (A) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s chief executive officer and its chief financial officer by others within those entities to allow timely decisions regarding disclosures, (B) have been evaluated for effectiveness as of the end of the most recent fiscal quarter and (C) are effective to perform the functions for which they were established The Company’s independent registered public accounting firm and the Audit Committee of the Board of Directors of the Company have been advised of (1) any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize, and report financial data and (2) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal control over financial reporting;

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(xxii) Except as described in each of the General Disclosure Package and the Prospectus, neither the Company nor any of its Subsidiaries is subject or is party to, or has received any notice or advice that any of them may become subject or party to any investigation with respect to, any corrective, suspension or cease-and-desist order, agreement, consent agreement, memorandum of understanding or other regulatory enforcement action, proceeding or order with or by, or is a party to any commitment letter or similar undertaking to, or is subject to any directive by, or has been a recipient of any supervisory letter (including, without limitation, any notification from either the Board of Governors of the Federal Reserve system (the “FRB”) or the FDIC of a proposal to increase the minimum capital requirements of the Company or any of its Subsidiaries) from, or has adopted any board resolutions at the request of, any Regulatory Agency (as defined below) that currently relates to or restricts in any material respect the conduct of their business or that in any manner relates to their capital adequacy, credit policies or management (each, a “Regulatory Agreement”), nor has the Company or any of its Subsidiaries been advised by any Regulatory Agency that it is considering issuing or requesting any such Regulatory Agreement. There is no unresolved violation, criticism or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of the Company or any of its Subsidiaries which, in the reasonable judgment of the Company, is expected to result in a Material Adverse Effect. As used herein, the term “Regulatory Agency” means any Governmental Entity having supervisory or regulatory authority with respect to the Company or any of its Subsidiaries, including, but not limited to, any federal or state agency charged with the supervision or regulation of depository institutions or holding companies of depository institutions, or engaged in the insurance of depository institution deposits;

(xxiii) Except as disclosed in each of the General Disclosure Package and the Prospectus, the Company and its Subsidiaries are conducting their respective businesses in compliance with all statutes, laws, rules, regulations, judgments, decisions, directives, orders and decrees of any Governmental Entity (including, without limitation, all regulations and orders of, or agreements with, the FRB, the FDIC and the Maryland Office of the Commissioner of Financial Regulation) applicable to them, except where the failure to so comply would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

(xxiv) Other than as set forth in each of the General Disclosure Package and the Prospectus, there are no legal or governmental actions, suits, investigations or proceedings before or by any Governmental Entity, now pending or, to the best of the Company’s knowledge, threatened or contemplated by Governmental Entities or threatened by others, to which the Company or any of its Subsidiaries is a party or of which any property or asset of the Company or any of its Subsidiaries is the subject (A) that are required to be disclosed in the Registration Statement by the Securities Act or by the rules and regulations of the Commission thereunder and not disclosed therein or (B) which, if determined adversely to the Company or any of its Subsidiaries, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and there are no contracts or documents of the Company or any of its Subsidiaries that are required to be described in the Registration Statement or to be filed as exhibits thereto by the Securities Act or by the rules and regulations of the Commission thereunder which have not been so described and filed;

(xxv) Each of the Company, the Bank and the Bank’s Subsidiaries has obtained all licenses, permits, and other governmental authorizations that are material for the conduct of its business; all such licenses, permits and other governmental authorizations are in full force and effect; (iii) each of the Company, the Bank and the Bank’s Subsidiaries are complying therewith in all material respects, in each case, except where the failure to obtain, maintain or comply with such license, permit or other authorization would not have a Material Adverse Effect.

(xxvi) Each of the Company and its Subsidiaries is in compliance with all applicable federal, state and local environmental laws and regulations, including, without limitation, those applicable to emissions to the environment, waste management, and waste disposal (each an “Environmental Law”), except where such noncompliance would not reasonably be expected to have a Material Adverse Effect, or except as disclosed in each of the General Disclosure Package and the Prospectus, and to the knowledge of the Company, there are no circumstances that would prevent, interfere with or materially increase the cost of such compliance in the future;

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(xxvii) To the knowledge of the Company, under applicable law, there are no past or present actions, activities, circumstances, events or incidents, including, without limitation, releases of any material into the environment, that are reasonably likely to form the basis of any claim under any Environmental Law, including common law, against the Company or its Subsidiaries that would be reasonably likely to have a Material Adverse Effect;

(xxviii) The statistical and market related data contained in each of the General Disclosure Package, the Prospectus or the Registration Statement are based on or derived from sources that the Company believes are reliable and accurate;

(xxix) This Agreement has been duly authorized, executed and delivered by the Company;

(xxx) Neither the Company nor any affiliate of the Company nor any person acting on their behalf has taken, nor will the Company or any affiliate or any person acting on their behalf take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities;

(xxxi) The Company is not and, after giving effect to the offering and sale of the Securities, and after receipt of payment for the Securities and the application of such proceeds as described in each of the General Disclosure Package and the Prospectus, will not be an “investment company” or an entity “controlled” by an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(xxxii) Neither the Company nor any of its affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes;

(xxxiii) Stegman & Company, who have certified the financial statements and supporting schedules of the Company and its Subsidiaries, included in the Registration Statement, the General Disclosure Package and the Prospectus are independent registered public accountants as required by the Securities Act and the rules and regulations of the Commission thereunder, and such accountants are not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission thereunder (collectively, the “Sarbanes-Oxley Act”) with respect to the Company;

(xxxiv) None of the employees of the Company or any of its Subsidiaries is covered by any collective bargaining agreement. No labor problem or dispute with the employees of the Company or any of its Subsidiaries exists or, to the Company’s knowledge, is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its Subsidiaries’ principal suppliers, contractors or customers that could have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in each of the General Disclosure Package and the Prospectus;

(xxxv) The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as they deem are prudent and customary in the their respective businesses; all material policies of insurance insuring the Company or any of its Subsidiaries are in full force and effect; the Company and its Subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of its Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as set forth or contemplated in each of the General Disclosure Package and the Prospectus;

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(xxxvi) The Company has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions of the filing dates thereof, except as set forth or contemplated in each of the General Disclosure Package and the Prospectus and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect, except as set forth or contemplated in each of the General Disclosure Package and the Prospectus;

(xxxvii) No Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company, except as set forth or contemplated in each of the General Disclosure Package and the Prospectus;

(xxxviii) Any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, any of its Subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA; “ERISA Affiliate” means, with respect to the Company or any Subsidiary, any member of any group of organizations described in Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company or such Subsidiary is a member; no “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, any of the Subsidiaries or any of their ERISA Affiliates; no “employee benefit plan” established or maintained by the Company, any of the Subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA); none of the Company, its Subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (A) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (B) Sections 412, 4971, 4975 or 4980B of the Code; each “employee benefit plan” established or maintained by the Company, any of the Subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred whether by action or failure to act, which would cause the loss of such qualification;

(xxxix) The Company and its Subsidiaries own, or have valid, binding, enforceable and sufficient licenses or other rights to use the patents and patent applications, copyrights, trademarks, service marks, trade names, technology, know-how (including trade secrets and other unpatented and/or unpatentable proprietary rights) and other intellectual property necessary or used in any material respect to conduct their business in the manner in which it is being conducted and in the manner in which it is contemplated as set forth in each of the General Disclosure Package and the Prospectus or otherwise necessary or used in connection with the commercialization of the existing products of the Company and its Subsidiaries and the products described in each of the General Disclosure Package and the Prospectus as being under development (collectively, the “Company Intellectual Property”); except as would not reasonably be expected to have a Material Adverse Effect, the Company Intellectual Property is valid, subsisting and enforceable, and none of the patents owned or licensed by the Company or any of its Subsidiaries is unenforceable or invalid, and none of the patent applications owned or licensed by the Company or any of its Subsidiaries would be unenforceable or invalid if issued as patents; the Company and its Subsidiaries, and to the Company’s knowledge, their licensors, have complied with the duty of candor and disclosure of the U.S. Patent and Trademark Office and any similar foreign intellectual property office (collectively, the “Patent Offices”); neither the Company nor its Subsidiaries have infringed or otherwise violated any intellectual property rights of any third person or have breached any contract in connection with which any Company Intellectual Property is provided to the Company and its Subsidiaries except where such breach or infringement would not have a Material Adverse Effect; neither the Company nor any of its Subsidiaries is obligated to pay a royalty, grant a license, or provide other consideration to any third party in connection with the Company Intellectual Property other than as disclosed in each of the General Disclosure Package and the Prospectus or reflected in the Company’s financial statements included in the Prospectus; no person has asserted or threatened to assert any claim against, or notified, the Company (or any of its Subsidiaries) that (A) the Company or any of its Subsidiaries has infringed or otherwise violated any intellectual property rights of any third person, (B) the Company or any of its Subsidiaries is in breach or default of any contract under which any Company Intellectual Property is provided, (C) such person will terminate a contract described in Clause (B) or adversely alter the scope of the rights provided thereunder or (D) otherwise concerns the ownership, enforceability, validity, scope, registerability, interference, use or the right to use, any Company Intellectual Property (other than a Patent Office review of pending applications in the ordinary course); to the knowledge of the Company no third party is infringing or otherwise violating any of the Company Intellectual Property owned by the Company or any of its Subsidiaries, except as would not reasonably be expected to have a Material Adverse Effect;

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(xl) Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its Subsidiaries has (A) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (B) made any direct or indirect unlawful payment to any foreign or domestic government official or employee; (C) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; (D) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment; or (E) made any payment of funds to the Company or any of its Subsidiaries or received or retained funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in each of the General Disclosure Package and the Prospectus, that is not described in each of the General Disclosure Package and the Prospectus as required;

(xli) The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened;

(xlii) Neither the Company nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC;

(xliii) No relationship, direct or indirect, exists between or among the Company or any of its Subsidiaries, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company or any of its Subsidiaries, on the other, that is required by the Securities Act to be described in each of the General Disclosure Package and the Prospectus and that is not so described;

(xliv) Except as described in each of the General Disclosure Package and the Prospectus, there are no material off-balance sheet transactions, arrangements, obligations (including contingent obligations), or any other relationships with unconsolidated entities or other persons, that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses;

(xlv) The Company is in compliance with the provisions of the Sarbanes-Oxley Act applicable to it and will comply with those provisions of the Sarbanes-Oxley Act that will become effective in the future upon their effectiveness; and the Company is in compliance with the applicable rules and regulations of the Over-The-Counter Bulletin Board (the “OTCBB”);

(xlvi) All disclosures contained in the Registration Statement, the General Disclosure Package and the Prospectus, including the documents incorporated by reference therein, regarding “non-GAAP financial measures” (as such term is defined by the Securities Act) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable; and

(xlvii) To the knowledge of the Company, after inquiry of its officers and directors, there are no affiliations with any FINRA member firm among the Company’s officers, directors, or principal shareholders, except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, or as otherwise disclosed in writing to the Agent.

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(b) The Bank represents and warrants to, and agrees with, the Agent that:

(i) The Bank has been duly chartered and is validly existing as a Maryland chartered trust company (with all powers of a commercial bank) in good standing under the laws of the State of Maryland, with power and authority (as a trust company) to own its properties and conduct its business as described in each of the General Disclosure Package and the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction;

(ii) The Bank is not in violation of its charter or its bylaws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Bank or any of its Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property of the Bank or any of its Subsidiaries is subject;

(iii) The execution, delivery and performance of this Agreement by the Bank and the compliance by the Bank with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Bank or any of its Subsidiaries is a party or by which the Bank or any of its Subsidiaries is bound or to which any of the property or assets of the Bank or any of its Subsidiaries is subject, nor will such action result in any violation of the provisions of the charter of the Bank or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Bank or any of its Subsidiaries or any of their properties except where such violation will not have a Material Adverse Effect; and

(iv) This Agreement has been duly authorized, executed and delivered by the Bank.

2. Appointment of Agent; Sale and Delivery of the Securities; Closing.

On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company and the Bank hereby appoint Griffin Financial Group, LLC as its Agent to, on a best efforts basis, solicit prospective investors to purchase Shares from the Company in the Public Offer, but the Agent shall not, except as otherwise provided in this Agreement, have any liability to the Company in the event any such purchase is not consummated for any reason. On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, the Agent accepts such appointment and agrees to provide such services to the Company; provided, however, that the Agent shall not be obligated to sell any minimum number of Securities to any particular category of purchaser or in the aggregate or to take any action which is inconsistent with any applicable laws, regulations, decisions or orders. Under no circumstances will the Agent or any of its affiliates be obligated to underwrite or purchase any of the Shares for its own account or otherwise provide any financing. The Agent shall act solely as the Company’s agent and not as a principal. The Agent shall not have any authority to bind the Company with respect to any prospective offer to purchase Shares, and the Company shall have the sole right to accept offers to purchase Shares and may reject any such offer, in whole or in part. In the Public Offer, the Agent shall have the right, in its discretion reasonably exercised, with consent of the Company, to reject any offer to purchase the Shares received by it, in whole or in part, and any such rejection shall not be deemed a breach of this Agreement. The parties acknowledge and agree that the Agent’s services shall not encompass any direct or indirect solicitation of shareholders in connection with the Rights Offering.

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The Company agrees to issue the Securities sold in the Rights Offering in book entry form and to deliver confirmation of such issuance of such Securities at the Rights Offering Closing Time (as defined below) against payment therefore by release of funds from the Subscription Agent if the Company receives aggregate subscriptions for at least Two Million Six Hundred Thousand Dollars ($2,600,000.00) in the Offering (the “Rights Offering Closing”). In addition, the Public Offer shall expire at the earlier of 5:00 p.m. Eastern Time, seven (7) days after the expiration of the Rights Offering, which may, at the Company’s option, be extended for additional periods totaling not more than an additional sixty (60) days (i.e., for a total of sixty-seven (67) days after the expiration of the Rights Offering), the date on which the Company shall have accepted subscriptions for all Securities remaining for purchase after the Rights Offering, or such earlier date as the Company and the Agent may agree upon (the “Public Offer Expiration”). The parties agree that no investor funds from the Rights Offering will be received by the Company prior to the Public Offer Closing, as hereinafter defined. At the closing of the Public Offer (the “Public Offer Closing”), the Company shall issue the Securities to the purchasers in book entry form and the Escrow Agent shall transfer the funds that have been delivered by each purchaser, by wire transfer of immediately available funds to an account designated by the Company, an amount in cash equal to the purchase price with respect to the Securities to be purchased in accordance with the procedures of the Depository Trust Company. The Rights Offering Closing and the Public Offer Closing shall be held simultaneously at the main offices of the Company, 6011 University Boulevard, Suite 370, Ellicott City, Maryland at 10:00 a.m., Eastern Time, or at such other place and time as shall be agreed upon by the parties hereto, on a business day to be agreed upon by the parties hereto. At the Public Offer Closing, the Company shall deliver to the Agent by wire transfer in immediately available funds the commissions, fees and expenses owing to the Agent as set forth in this Agreement, and the opinions required hereby and other documents deemed reasonably necessary by the Agent shall be executed and delivered to effect the Public Offer and the issuance of the Securities as contemplated hereby and pursuant to the terms of the Prospectus. The Company shall notify the Agent by telephone, confirmed in writing, when funds shall have been received for all the Securities. The Securities shall be issued in book entry form to the purchasers (or, in the case of the Public Offer, to an account designated by the purchaser) thereof in accordance with their instructions. The date upon which the Company shall release for delivery all of the Underlying Shares, in accordance with the terms of the Rights Offering, is herein called the “Rights Offering Closing Date.” The hour on the Closing Date at which the Company shall release for delivery all of the Underlying Shares in accordance with the terms of the Rights Offering is called the “Rights Offering Closing Time.” The date upon which the Company shall release for delivery all of the Securities, in accordance with the terms of the Public Offer, is herein called the “Public Offer Closing Date.” The hour on the Public Offer Closing Date at which the Company shall release for delivery all of the Securities in connection with the Public Offer and in accordance with the terms hereof is called the “Public Offer Closing Time” and, together with the Rights Offering Closing Time, the “Closing Times”.

In addition to reimbursement of the expenses specified in Section 4 hereof, as compensation for services rendered by the Agent hereunder, the Company shall pay or cause to be paid to the Agent by wire transfer of immediately available funds to an account or accounts designated by the Agent:

(i) in consideration for the administrative services to be provided by the Agent in connection with the Public Offer, a fee in an amount equal to $50,000, due and payable upon the commencement of the Public Offer; and

(ii) a placement fee of in an amount equal 7% of the gross proceeds raised by the Agent in connection with the Public Offer; provided, however, that the Agent will not receive a placement fee with respect to (x) the sale of Securities to existing stockholders of the Company pursuant to the Rights Offering or (y) sales to individuals and entities identified on Schedule I in the Public Offer, and the proceeds of any such offering or sales of Securities pursuant to clauses (x) and (y) shall not be considered in calculating the placement fee. Such placement fee is due and payable upon the Closing Time.

3. Covenants of the Company.

The Company covenants with the Agent as follows:

(a) To prepare the Prospectus in a form approved by the Agent and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act; to make no further amendment or any supplement to the Registration Statement or Prospectus which shall be disapproved by the Agent promptly after reasonable notice thereof; to advise the Agent, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Agent with copies thereof; to advise the Agent, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus, Issuer-Represented Free Writing Prospectus or Prospectus, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, any Preliminary Prospectus, any Issuer-Represented Free Writing Prospectus or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus, Issuer-Represented Free Writing Prospectus or Prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order;

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(b) If at any time following issuance of an Issuer-Represented Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer-Represented Free Writing Prospectus conflicts or would conflict in any material respect with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time not misleading, the Company has notified or will notify promptly the Agent so that any use of such Issuer-Represented Free-Writing Prospectus may cease until it is amended or supplemented, and the Company will promptly amend or supplement such Issuer-Represented Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission; provided, however, that this covenant shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Agent expressly for use therein.

(c) The Company represents and agrees that, unless it obtains the prior written consent of the Agent, and the Agent represents and agrees that, unless it obtains the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 under the Securities Act, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Agent is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. The Company represents that it has satisfied the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.

(d) Promptly from time to time to take such action as the Agent may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as the Agent may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(e) Prior to 10:00 a.m., Eastern Time, on the Business Day next succeeding the date of this Agreement and from time to time, to furnish the Agent with copies of the Prospectus in Reading, Pennsylvania in such quantities as the Agent may from time to time reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Agent and upon its request to prepare and furnish without charge to the Agent and to any dealer in securities as many copies as the Agent may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus that will correct such statement or omission or effect such compliance, and in case the Agent is required to deliver a prospectus in connection with sales of any of the Securities at any time nine months or more after the time of issue of the Prospectus, upon its request but at the expense of the Agent, to prepare and deliver to the Agent as many copies as the Agent may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Securities Act;

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(f) To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement of the Company and its Subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations thereunder (including, at the option of the Company, Rule 158);

(g) To furnish to its shareholders, as soon as practicable after the end of each fiscal year, an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by an independent registered public accounting firm) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its shareholders consolidated summary financial information of the Company and its Subsidiaries for such quarter in reasonable detail;

(h) During a period of five years from the effective date of the Registration Statement, to furnish to the Agent, to the extent not otherwise available on EDGAR, copies of all reports or other communications (financial or other) furnished to shareholders, and to deliver, to the extent not otherwise available on EDGAR, to the Agent as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its Subsidiaries are consolidated in reports furnished to its shareholders generally or to the Commission);

(i) To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in each of the General Disclosure Package and the Prospectus under the caption “Use of Proceeds”;

(j) If the Company elects to rely on Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Securities Act;

(k) To file with the Commission such information on Form 10-K or Form 10-Q as may be required by Rule 463 under the Securities Act; and

(l) To comply, and to use its best efforts to cause the Company’s directors and officers, in their capacities as such, to comply, in all material respects, with all effective applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations thereunder.

4. Payment of Expenses.

The Company covenants and agrees with the Agent that the Company will pay or cause to be paid a maximum expense allowance of $128,000 for the following: (i) the reasonable out-of-pocket expenses incurred by the Agent in connection with the transactions contemplated hereby (regardless of whether the sale of the Securities is consummated), including, without limitation, disbursements, fees and expenses of the Agent’s counsel and marketing and travel expenses; (ii) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Securities under the Securities Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus, any Permitted Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Agent and dealers; (iii) the cost of printing or producing this Agreement, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iv) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws, including the fees and disbursements of counsel for the Agent in connection with such qualification and in connection with the Blue Sky survey and any and all state filing fees; (v) all fees and expense associated with any listing of the Securities on the Nasdaq Capital Market; (vi) the filing fees incident to securing any required review by FINRA of the terms of the sale of the Securities; (vii) the cost of preparing stock certificates; (viii) the cost and charges of any transfer agent or registrar; and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section.

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5. Conditions of Agent’s Obligations.

The obligations of the Agent hereunder, as to the Securities to be delivered at each Closing Time, shall be subject, in its discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of such Closing Time, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act and in accordance with Section 3(a) hereof (or a post-effective amendment shall have been filed and declared effective in accordance with the requirements of Rule 430A); if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Eastern Time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Agent’s reasonable satisfaction; and FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements

(b) Ober, Kaler, Grimes & Shriver, counsel for the Company, shall have furnished to the Agent their written opinion, dated such Closing Time, in form and substance satisfactory to the Agent, to the effect set forth in Annex II hereto and to such further effect as counsel to the Agent may reasonably request;

(c) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., Eastern Time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Closing Time, Stegman & Company shall have furnished to the Agent a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to the Agent, to the effect set forth in Annex I hereto;

(d) Neither the Company nor any of its Subsidiaries shall have sustained since the date of the latest audited financial statements included in each of the General Disclosure Package and the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, and (ii) since the respective dates as of which information is given in each of the General Disclosure Package and the Prospectus there shall not have been any change in the capital stock or long-term debt of the Company or any of its Subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its Subsidiaries, otherwise than as set forth or contemplated in each of the General Disclosure Package and the Prospectus, the effect of which, in any such case described in Clause (i) or (ii), is in the judgment of the Agent so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered at such Closing Time on the terms and in the manner contemplated in each of the General Disclosure Package and the Prospectus;

(e) On or after the date hereof (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities;

(f) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or on the Nasdaq Stock Market; (ii) a suspension or material limitation in trading in the Company’s securities on the OTCBB; (iii) a general moratorium on commercial banking activities declared by either Federal or New York state or Maryland state authorities; or (iv) the outbreak or escalation of hostilities or the declaration of a national emergency or war or a change in general economic, political or financial conditions, including without limitation as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), or any other national or international calamity or crisis, if the effect of any such event specified in this Clause (iv) in the judgment of the Agent makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered at such Closing Time on the terms and in the manner contemplated in the Prospectus;

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(g) The Company shall have complied with the provisions of Section 3(e) hereof with respect to the furnishing of prospectuses on the Business Day next succeeding the date of this Agreement; and

(h) The Company shall have furnished or caused to be furnished to the Agent at such Closing Time certificates of officers of the Company satisfactory to the Agent as to the accuracy of the representations and warranties of the Company herein at and as of such Closing Time, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Closing Time, as to the matters set forth in subsections (a) and (e) of this Section and as to such other matters as the Agent may reasonably request.

(i) If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Agent by notice to the Company at any time on or prior to the applicable Closing Time.

6. Indemnification.

(a) The Company and the Bank, jointly and severally, shall indemnify and hold harmless the Agent against any losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the General Disclosure Package, the Prospectus or any individual Issuer-Represented Free Writing Prospectus, when considered together with the General Disclosure Package, or any blue sky application, or other instrument or document of the Company or based upon written information supplied by the Company filed in any state or jurisdiction to register or qualify any or all of the Securities under the securities laws thereof, or to perfect any exemption from any such registration or qualification (collectively, the “Blue Sky Applications”), or any application or other document, advertisement, or communication (“Sales Information”) prepared, made or executed by or on behalf of the Company with its consent or based upon written information furnished by or on behalf of the Company, whether or not filed in any jurisdiction, in order to qualify or register the Securities under the securities laws thereof, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that neither the Company nor the Bank shall be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the General Disclosure Package, the Prospectus or any individual Issuer-Represented Free Writing Prospectus, when considered together with the General Disclosure Package, or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by the Agent expressly for use therein (provided that the Company and the Agent hereby acknowledge and agree that the only information that the Agent has furnished to the Company specifically for inclusion in any Preliminary Prospectus, the Registration Statement, the General Disclosure Package, the Prospectus or any individual Issuer-Represented Free Writing Prospectus, when considered together with the General Disclosure Package, or any amendment or supplement thereto, and any Blue Sky Application or Sales Information are in the information in final paragraph under the caption “Plan of Distribution” in the Prospectus.) Notwithstanding the foregoing, the indemnification provided for in this paragraph (a) shall not apply to the Bank to the extent that such indemnification by the Bank is found in a final judgment by a court of competent jurisdiction or otherwise determined by a Regulatory Agency to constitute a covered transaction under Section 23A of the Federal Reserve Act.

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(b) The Agent shall indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the General Disclosure Package, the Prospectus, or any individual Issuer-Represented Free Writing Prospectus, when considered together with the General Disclosure Package, or any amendment or supplement thereto, and any Blue Sky Application or Sales Information or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement, the General Disclosure Package, the Prospectus or any individual Issuer-Represented Free Writing Prospectus, when considered together with the General Disclosure Package, or any such amendment or supplement, and any Blue Sky Application or Sales Information in reliance upon and in conformity with written information furnished to the Company by the Agent expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability that it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 6 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then the Agent, on the one hand, and the Company and the Bank, on the other hand, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Bank on the one hand and the Agent on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Bank on the one hand and the Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Bank on the one hand and the Agent on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Agent, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Bank on the one hand or the Agent on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Agent agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), the Agent shall not be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by it exceeds the amount of any damages that the Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

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(e) The obligations of the Company and the Bank under this Section 6 shall be in addition to any liability that the Company and the Bank may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls (within the meaning of the Securities Act) the Agent, or any of the respective members, directors, officers and employees of the Agent or any such controlling person; and the obligations of the Agent under this Section 6 shall be in addition to any liability that the Agent may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company), each officer of the Company who signs the Registration Statement and to each person, if any, who controls the Company or the Bank, as the case may be, within the meaning of the Securities Act.

7. Notices. All statements, requests, notices and agreements hereunder shall be in writing, and if to the Agent shall be delivered or sent by nationally recognized commercial courier promising next business day delivery (such as Federal Express), United States mail or facsimile transmission to the Agent at 607 Washington Street, Reading, PA 19601-3503, Attention: Joseph M. Harenza, Chief Executive Officer; and if to the Company or to the Bank shall be delivered or sent by mail to the address of the Company set forth in the Registration Statement, Attention: Mary Ann Scully, President, Chief Executive Officer and Chairman of the Board. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

8. INTENTIONALLY OMITTED.

9. Miscellaneous.

(a) Each of the Bank and the Company acknowledges and agrees that:

(i) the price of the Securities set forth in this Agreement was established following discussions and arms-length negotiations, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(ii) it has been advised that the Agent and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Agent has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(iii) it waives, to the fullest extent permitted by law, any claims it may have against the Agent for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Agent shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including shareholders, employees or creditors of the Company.

(b) The respective indemnities, agreements, representations, warranties and other statements of the Company, the Bank and the Agent, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Agent or any controlling person of the Agent, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities.

(c) This Agreement shall be binding upon, and inure solely to the benefit of, the Agent, the Company, the Bank and, to the extent provided in Section 6 hereof, the officers and directors of the Agent, the Company and of the Bank and each person who controls the Company, the Bank or the Agent, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.

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(d) Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

(e) This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland without giving effect to the conflict of laws thereof.

This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Delivery of a signed counterpart by any method of electronic transmission shall have the same legal effect as the delivery of an executed original.

If the foregoing is in accordance with the Agent’s understanding of the Company’s, the Bank’s, and Agent’s agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Agent, the Company and the Bank in accordance with its terms.

Very truly yours,

HOWARD BANCORP, INC.

By:
	Name:	Mary Ann Scully
	Title:	President and Chief Executive Officer

HOWARD BANK

By:
	Name:	Mary Ann Scully
	Title:	President and Chief Executive Officer

CONFIRMED AND ACCEPTED,
as of the date first above written:

Griffin Financial Group, LLC

By:
Name:
Title:

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SCHEDULE I

[TO COME FROM HOWARD]

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SCHEDULE II

[Issuer-Represented General Use Free Writing Prospectus]

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ANNEX I

Pursuant to Section 5(d) of the Agency Agreement, the accountants shall furnish letters to the Agent to the effect that:

(i) They are independent certified public accountants with respect to the Company and its Subsidiaries within the meaning of the Securities Act and the applicable published rules and regulations of the Commission thereunder;

(ii) In their opinion, the financial statements and any supplementary financial information and schedules (and, if applicable, financial forecasts and/or pro forma financial information) examined by them and included in the Prospectus or the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the applicable published rules and regulations of the Commission thereunder; and, if applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the selected financial data, pro forma financial information, financial forecasts and/or condensed financial statements derived from audited financial statements of the Company for the periods specified in such letter, as indicated in their reports thereon, copies of which have been separately furnished to the Agent and are attached hereto;

(iii) They have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus as indicated in their reports thereon copies of which have been separately furnished to the Agent and are attached hereto; and on the basis of specified procedures including inquiries of officials of the Company who have responsibility for financial and accounting matters regarding whether the unaudited condensed consolidated financial statements referred to in paragraph (vi)(A)(i) below comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the applicable published rules and regulations of the Commission thereunder, nothing came to their attention that causes them to believe that the unaudited condensed consolidated financial statements do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the applicable published rules and regulations of the Commission thereunder;

(iv) The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Company for the five most recent fiscal years included in the Prospectus agrees with the corresponding amounts (after restatement where applicable) in the audited consolidated financial statements for such five fiscal years;

(v) They have compared the information in the Prospectus under selected captions with the disclosure requirements of Regulation S-K and on the basis of limited procedures specified in such letter nothing came to their attention as a result of the foregoing procedures that caused them to believe that this information does not conform in all material respects with the disclosure requirements of Items 301, 302, 402 and 503(d), respectively, of Regulation S-K;

(vi) On the basis of limited procedures, not constituting an examination in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its Subsidiaries, inspection of the minute books of the Company and its Subsidiaries since the date of the latest audited financial statements included in the Prospectus, inquiries of officials of the Company and its Subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

(A) (i) the unaudited consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the applicable published rules and regulations of the Commission thereunder, or (ii) any material modifications should be made to the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus, for them to be in conformity with generally accepted accounting principles;

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(B) any other unaudited income statement data and balance sheet items included in the Prospectus do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included in the Prospectus;

(C) the unaudited financial statements which were not included in the Prospectus but from which were derived any unaudited condensed financial statements referred to in Clause (A) and any unaudited income statement data and balance sheet items included in the Prospectus and referred to in Clause (B) were not determined on a basis substantially consistent with the basis for the audited consolidated financial statements included in the Prospectus;

(D) any unaudited pro forma consolidated condensed financial statements included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the applicable published rules and regulations of the Commission thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

(E) as of a specified date not more than five days prior to the date of such letter, there have been any changes in the consolidated capital stock (other than issuances of capital stock upon exercise of options and stock appreciation rights, upon earn-outs of performance shares and upon conversions of convertible securities, in each case which were outstanding on the date of the latest balance sheet included in the Prospectus) or any increase in the consolidated long-term debt of the Company and its Subsidiaries, or any decreases in consolidated net current assets or shareholders’ equity or other items specified by the Agent, or any increases in any items specified by the Agent, in each case as compared with amounts shown in the latest balance sheet included in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

(F) for the period from the date of the latest financial statements included in the Prospectus to the specified date referred to in Clause (E) there were any decreases in consolidated net revenues or operating profit or the total or per share amounts of consolidated net income or other items specified by the Agent, or any increases in any items specified by the Agent, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Agent, except in each case for increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

In addition to the examination referred to in their report(s) included in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and (vi) above, they have carried out certain specified procedures, not constituting an examination in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Agent which are derived from the general accounting records of the Company and its Subsidiaries, which appear in the Prospectus or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Agent and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its Subsidiaries and have found them to be in agreement.

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ANNEX II

Pursuant to Section 5(c) of the Agency Agreement, counsel for the Company and the Bank shall deliver an opinion in substantially the following form:

(i) The Company is a registered bank holding company under the Bank Holding Company Act of 1956, as amended; is approved to own a Maryland commercial bank; and, based solely upon a good standing certificate issued by the State Department of Assessments and Taxation of Maryland, has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland as of the date thereof, with the corporate power and authority to own its properties and conduct its business as described in the Prospectus;

(ii) The Company has an authorized capitalization as set forth in the Prospectus under the heading “Capitalization – As of December 31, 2011.” All of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable;

(iii) The Bank has been duly chartered and is validly existing as a Maryland trust company with all the powers of a commercial bank, and, based solely upon a good standing certificate issued by the Commissioner of Financial Regulation of the State of Maryland, is in good standing under the laws of the State of Maryland as of the date thereof, with the power and authority to own its properties and conduct its business as described in the Prospectus. To such counsel’s knowledge, the activities of the Subsidiaries of the Bank as described under the heading “Our Business” in the Prospectus are activities permitted of Subsidiaries of a Maryland trust company under Applicable Law (for purposes of this opinion, defined as the laws and regulations of the State of Maryland and the laws of the United States of America, in each case that a Maryland lawyer would reasonably be expected to recognize as being directly applicable to the transactions contemplated by the Agency Agreement) and the rules and regulations of the FDIC and the Maryland Office of the Commissioner of Financial Regulation. Based solely upon the FDIC Letter (to be defined), the deposit accounts of the Bank are insured up to the statutory limits by the FDIC. The Bank is the only significant subsidiary, as such term is defined under Regulation S-X, of the Company;

(iv) The Bank either has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; all of the issued and outstanding capital stock of the Bank has been duly authorized and validly issued and is fully paid and nonassessable and is owned of record, directly or through Subsidiaries of the Company, by the Company and, to such counsel’s knowledge, free and clear of any pledge, lien, encumbrance, claim or equity;

(v) Although such counsel is not opining or otherwise passing upon, and does not assume any responsibility for the accuracy, completeness or fairness of, any of the statements in the Prospectus, the information in the Prospectus under the captions “Supervision and Regulation” and “Description of Capital Stock,” regarding matters of law, summaries of legal matters, legal documents or legal proceedings or legal conclusions fairly summarize in all material respects such matters of law, summaries of legal matters, legal documents or legal proceedings and legal conclusions.

(vi) The shares of Common Stock to be issued and sold by the Company in the Offering have been duly and validly authorized for issuance, and when issued, paid for and delivered in accordance with the terms of the Agency Agreement, will be validly issued, fully paid and non-assessable; and the terms and provisions of the Securities conform in all material respects to the description thereof contained in the Prospectus.

(vii) Except as disclosed in the Prospectus, to such counsel’s knowledge, (i) no legal or governmental proceedings have been instituted to which the Company, the Bank or any of the Bank’s Subsidiaries is a party (1) that are required to be disclosed in the Registration Statement and are not disclosed therein, (2) that could result, individually or in the aggregate, in any Material Adverse Effect, (3) that could materially and adversely affect the properties or assets of the Company and its Subsidiaries, considered as one enterprise, or (4) that could materially and adversely affect the consummation of the transactions contemplated in the Agency Agreement, and (ii) no such legal or governmental proceedings are threatened or contemplated by governmental authorities or by others;

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(viii) The Agency Agreement has been duly authorized, executed and delivered by the Company and the Bank;

(ix) The issuance and sale of the Securities by the Company and the compliance by the Company with all of the provisions of the Agency Agreement and the consummation of the transactions therein contemplated will not (A) conflict with or constitute a breach of the Company’s articles of incorporation or bylaws, (B) conflict with or constitute a breach or default under any agreement filed as an exhibit to the Registration Statement, (C) (assuming compliance with any applicable Securities or “Blue Sky” laws (as to which such counsel shall express no opinion)) result in a violation on the part of the Company of any Applicable Law, or (d) to such counsel’s knowledge, violate any court order, writ, injunction or statute, rule or regulation to which the Company is subject;

(x) No consent, approval, authorization, order, registration or qualification of or with any court or governmental authority is required for the issuance and sale of the Securities or the consummation by the Company of the transactions contemplated by the Agency Agreement, except for (i) registration of the offer and sale of the Securities under the Securities Act of 1933, as amended (“Securities Act”), (ii) and except as may be required under the rules and regulations of the Financial Institutions Regulatory Authority (“FINRA”) and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or “Blue Sky” laws (as to which such counsel shall express no opinion);

(xi) To such counsel’s knowledge, neither the Company nor the Bank is in violation of its articles of incorporation or bylaws or, to such counsel’s knowledge, any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument filed as an exhibit to the Registration Statement, which violation would have a Material Adverse Effect.

(xii) To such counsel’s knowledge: (i) each of the Company, the Bank and the Bank’s Subsidiaries has obtained all licenses, permits, and other governmental authorizations that are material for the conduct of its business, (ii) all such licenses, permits and other governmental authorizations are in full force and effect, and (iii) each of the Company, the Bank and the Bank’s Subsidiaries are complying therewith in all material respects, in each case, except where the failure to obtain, maintain or comply with such license, permit or other authorization would not have a Material Adverse Effect.

(xiii) Except as disclosed in the Prospectus, to such counsel’s knowledge, (i) neither the Company, the Bank, nor any of the Bank’s Subsidiaries is a party to or subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter, supervisory letter or similar submission to, any governmental authority charged with the supervision or regulation of depository institutions or engaged in the insurance of deposits (including the FDIC) or the supervision or regulation of it or any of its Subsidiaries, and (ii) neither the Company nor any of its Subsidiaries has been advised by any such Governmental Entity that such Governmental Entity is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission;

(xiv) The Company is not, and after giving effect to the offering and sale of the Securities, will not be, an “investment company” or an entity “controlled” by an “investment company”, as such terms are defined in the Investment Company Act of 1940; and

(xv) The Registration Statement and the Prospectus and any further amendments and supplements thereto made by the Company prior to such Delivery Time (other than any financial statements or other financial, accounting and statistical data, information or projections (whether in tabular or text form), numbers, estimates or assumptions or expressions of opinion contained or incorporated by reference, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Securities Act for registration statements and the applicable published rules and regulations of the Commission thereunder; and, to such counsel’s knowledge, there are no contracts or other agreements of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or Prospectus which are not filed or described as required.

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In addition, such counsel shall state or provide a separate letter substantially to the effect as follows:

As counsel to the Company, we have reviewed the Registration Statement, the Prospectus and the General Disclosure Package. The purpose of our professional engagement was not to establish or confirm factual matters set forth in the Registration Statement, the Prospectus and the General Disclosure Package, and we have not undertaken any obligation to verify independently the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Prospectus and the General Disclosure Package. Moreover, many of the determinations required to be made in the preparation of the Registration Statement, the Prospectus and the General Disclosure Package involve matters of a non-legal nature. Subject to the foregoing and on the basis of the information we gained in the course of performing the services referred to above, we confirm to you that no facts have come to our attention that cause us to believe that the Registration Statement, at the time it became effective, or the Prospectus and the General Disclosure Package, as of the Applicable Time (in each case except for any financial and statistical data, information or projections, numbers, estimates or assumptions or expressions of opinion contained or incorporated by reference in the Registration Statement, the Prospectus or the General Disclosure Package and the exhibits thereto as to which we express no view), contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

The opinion will be limited to Applicable Law. In rendering such opinion, such counsel may rely as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and the Bank and public officials. Furthermore, such opinion letter may include customary assumptions, qualifications and limitations.

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